                         COMMON STOCK PURCHASE AGREEMENT


                                  by and among


                          ON STAGE ENTERTAINMENT, INC.
                             (a Nevada corporation),


                            INTERACTIVE EVENTS, INC.
                             (a Georgia corporation)

                                       and

                                RICHARD S. KANFER
                                 (an individual)

                                TABLE OF CONTENTS

                                                                         Page:
                                                                         -----

ARTICLE I.        DEFINITIONS................................................1

ARTICLE II.       SALE AND PURCHASE OF INTERACTIVE SHARES....................4
         2.01     Sale and Purchase of Interactive Shares....................4
         2.02     Issuance and Transfer of Shares............................5
         2.03     Closing....................................................5
         2.04     Delivery to On Stage.......................................5
         2.05     Delivery to Kanfer.........................................5
         2.06     Further Assurances.........................................5

ARTICLE III.      DELETED  ..................................................5

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF INTERACTIVE..............6
         4.01     Corporate Status...........................................6
         4.02     Authorization..............................................6
         4.03     Consents and Approvals.....................................6
         4.04     Capitalization and Stock Ownership.........................6
         4.05     Financial Statements.......................................6
         4.06     Title to Interactive Assets and Related Matters............7
         4.07     Real Property..............................................7
         4.08     Certain Personal Property..................................7
         4.09     Non-Real Estate Leases.....................................7
         4.10     Sales Deposits.............................................8
         4.11     Inventory..................................................8
         4.12     Absence of Undisclosed Liabilities.........................8
         4.13     Taxes......................................................8
         4.14     Subsidiaries...............................................8
         4.15     Legal Proceedings and Compliance with Law..................8
         4.16     Contracts..................................................9
         4.17     Patents and Other Intellectual Property...................10
         4.18     Employee Relations........................................10
         4.19     Benefit Plans.............................................10
         4.20     Corporate Records.........................................10
         4.21     Absence of Certain Changes................................10
         4.22     Previous Sales; Warranties................................11
         4.23     Customers and Actors......................................11

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         4.24     Finder's Fees..............................................12
         4.25     Purchase Entirely for Own Account..........................12
         4.26     Qualified Investor.........................................12
         4.27     Restricted Securities......................................12
         4.28     Kanfer's Products or Events................................12
         4.29     Accuracy of Information....................................12

ARTICLE V.        REPRESENTATIONS AND WARRANTIES OF ON STAGE.................13
         5.01     Corporate Status...........................................13
         5.02     Authorization..............................................13
         5.03     Consents and Approvals.....................................13
         5.04     Capitalization and Stock Ownership.........................13
         5.05     Finder's Fees..............................................14
         5.06     Goodwill...................................................14
         5.07     Purchase Entirely for Own Account..........................14
         5.08     Restricted Securities......................................14

ARTICLE VI.       COVENANTS OF INTERACTIVE...................................14
         6.01     Operation of the Interactive Business......................14
         6.02     Agreement Not To Compete...................................15
         6.03     Stockholder Meeting........................................15
         6.04     Access.....................................................15
         6.05     No Other Negotiations......................................15
         6.06     Maintenance of the Interactive Assets......................15
         6.07     Employees and Business Relations...........................16
         6.08     Confidentiality............................................16
         6.09     Fulfillment of Conditions..................................16
         6.10     Disclosure of Certain Matters..............................16
         6.11     Satisfaction of Liabilities................................17
         6.12     No Violation of Securities Laws............................17
         6.13     Expenses...................................................17
         6.14     Lock-up....................................................17
         6.15     Right of First Refusal.....................................17

ARTICLE VII.      COVENANTS OF ON STAGE......................................18
         7.01     Confidentiality............................................18
         7.02     Expenses...................................................18
         7.03     Fulfillment of Conditions..................................18
         7.04     Board of Directors Meeting.................................18
         7.05     Disclosure of Certain Matters..............................19

         7.06     No Violation of Securities Laws............................19

ARTICLE VIII.     CONDITIONS PRECEDENT TO THE TRANSACTIONS...................19
         8.01     Conditions to Obligations of On Stage......................19
         8.02     Conditions to Obligations of Interactive and Kanfer........20

ARTICLE IX.       INDEMNIFICATION............................................21
         9.01     By Kanfer..................................................21
         9.02     By On Stage................................................21
         9.03     Procedure for Claims.......................................22
         9.04     Third Party Claims.........................................22

ARTICLE X.        TERMINATION................................................22
         10.01    Grounds for Termination....................................22
         10.02    Effect of Termination......................................23

ARTICLE XI.       CONTENTS OF AGREEMENT, AMENDMENT, PARTIES IN
                  INTEREST, ASSIGNMENT, ETC..................................23

ARTICLE XII.      INTERPRETATION.............................................24

ARTICLE XIII.     NOTICES....................................................24

ARTICLE XIV.      GOVERNING LAW..............................................25

ARTICLE XV.       COUNTERPARTS...............................................25

ARTICLE XVI.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................25

ARTICLE XVII.     REMEDIES CUMULATIVE........................................26

ARTICLE XVIII.    SEVERABILITY...............................................26

ARTICLE XIX.      BULK TRANSFER..............................................26

ARTICLE XX.       ARBITRATION................................................26

ARTICLE XXI.      TAX FREE EXCHANGE..........................................26

EXHIBITS:

A        Form of Agreement to Issue Additional Shares
B        Form of Stock Option Agreement
C        Assignment of Shows
D        Kanfer Employment Agreement




SCHEDULES:

Interactive:
         4.03       Consents
         4.04       Capitalization and Stock Ownership
         4.06       Assignment of Leases
         4.07       Real Property
         4.08       Personal Property
         4.10       Sales Deposits
         4.12       Liabilities
         4.13       Taxes
         4.15       Litigation
         4.16       Contracts
         4.16(b)    Defaults
         4.17       Intellectual Property
         4.18       Employee Relations
         4.20       Benefit Plans
         4.21       Compensation
         4.23       Customer and Cast Contracts and Lists

                         COMMON STOCK PURCHASE AGREEMENT



         THIS COMMON STOCK PURCHASE AGREEMENT is made as of November 1, 1996, by and among ON STAGE ENTERTAINMENT, INC., a Nevada corporation ("On Stage"), INTERACTIVE EVENTS, INC., a Georgia corporation ("Interactive") and RICHARD S. KANFER, an individual ("Kanfer"). Certain terms are used herein as defined below in Article I or elsewhere in this Agreement.

                                   Background

         Interactive is engaged in business activities that include the creation and implementation of interactive events.

         Kanfer owns all of the outstanding shares of Common Stock of Interactive (the "Interactive Shares") and is the President of Interactive.

         Kanfer desires to sell, and On Stage desires to purchase, the Interactive Shares.

                                   Witnesseth

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Affiliates" means, with respect to a particular party, persons or entities controlling, controlled by or under common control with that party, including but not limited to any officers, directors of that party and of its other Affiliates and any entity in which that party owns more than 5% of the voting securities on a fully diluted basis.

         "Agreement" means this Agreement and the exhibits and schedules hereto.

         "Benefit Plans" means all employee benefit plans of a party within the meaning of Section 3(3) of ERISA and any related or separate Contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, that provide benefits of economic value to any present or former employee of a party, or present or former beneficiary, dependent or assignee of any such employee or former employee.

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

         "Closing" means the Closing on the Transactions.

         "Closing Date" is defined in Section 2.03.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

         "Contract" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable law.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any Person or its property under applicable law.

         "Default" means (i) a breach, default or violation or (ii) the occurrence of an event that with the passage of time or the giving of notice, or both, would constitute a breach, default or violation.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "GAAP" means United States generally accepted accounting principles.

         "GGCL" means the Georgia General Corporations Law.

         "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations.

         "Intellectual Property" is defined in Section 4.17.

         "Interactive Assets" means all of the assets, properties, claims, contracts, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated, whether or not reflected in the most recent financial statements, that Interactive has a right, title or interest to or in and whether or not used by Interactive in the Interactive Business.

         "Interactive Balance Sheet" is defined in Section 4.05.

         "Interactive Balance Sheet Date" is defined in Section 4.05.

         "Interactive Business" means the entire business, operations and facilities of Interactive unless otherwise specified.

         "Interactive Common Stock" means the Common Stock, no par value per share, of Interactive.

         "Interactive Disclosure" means the Disclosure Schedule provided by Interactive in connection with this Agreement.

         "Interactive Financial Statements" is defined in Section 4.05.

         "Interactive's knowledge" or "On Stage's knowledge" means the actual knowledge of Interactive or On Stage, as the case may be, or of any director, officer or other employee of Interactive or On Stage, respectively, and such knowledge as any of the foregoing should have obtained upon reasonable inquiry.

         "Interactive Shares" means all of the outstanding shares of Interactive Common Stock.

         "Interactive Stockholder Meeting" is defined in Section 6.03.

         "IRS" means the Internal Revenue Service.

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, liquidity, products, competitive position, customers and customer relations of any Representing Party.

         "Minor Contracts" is defined in Section 4.16(a).

         "Non-Real Estate Leases" is defined in Section 4.09.

         "On Stage Common Stock" means the Common Stock, no par value per share, of On Stage.

         "On Stage Shares" means the shares of On Stage Common Stock to be provided in connection with the Transactions.

         "Ordinary Course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

         "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

         "Real Property" is defined in Section 4.07.

         "Regulation" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering food and drug, environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Required Consents" is defined in Section 4.03.

         "Securities Act" means the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

         "Termination Date" is defined in Section 10.01(b).

         "Transaction Documents" means this Agreement and the other agreements and documents contemplated hereby and thereby.

         "Transactions" means the transactions contemplated by the Transaction Documents.

                                   ARTICLE II.
                     SALE AND PURCHASE OF INTERACTIVE SHARES

         II.1 Sale and Purchase of Interactive Shares. Subject to the terms and conditions of this Agreement, at the Closing, Kanfer shall sell, transfer, convey, assign and deliver to On Stage, and On Stage shall purchase, acquire and accept from Interactive, all the Interactive Shares free and clear of all liens, claims, charges, restrictions, equities and encumbrances of any kind.

         II.2 Issuance and Transfer of Shares. In consideration for the Interactive Shares On Stage shall (a) issue and deliver to Kanfer, thirty-five thousand (35,000) On Stage Shares; (b) deliver an agreement, substantially in the form of Exhibit A, to issue to Kanfer Twenty Thousand (20,000) On Stage Shares on the date of the first anniversary of the Closing Date; and (c) an option to acquire 27,225 On Stage Shares, substantially in the form of Exhibit B.

         II.3 Closing. Unless this Agreement shall have been terminated and the Transactions abandoned pursuant to Article X, subject to satisfaction or waiver of the conditions to the Transactions set forth in Article VIII, the Closing shall take place as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions to the Transactions set forth in Article VIII, at the offices of On Stage, Las Vegas, Nevada, unless the parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

         II.4 Delivery to On Stage. At the Closing, Kanfer or Interactive will deliver to On Stage (i) certificates representing the Interactive Shares, together with stock power duly endorsed, (ii) all such other endorsements, assignments and other instruments as are necessary to vest in On Stage title to the Interactive Shares free and clear of any adverse claims; and (iii) all other previously undelivered documents required to be delivered by Kanfer or Interactive to On Stage at or prior to the Closing in connection with the Transactions, including those contemplated by Article VIII.

         II.5 Delivery to Kanfer. At the Closing, On Stage shall deliver to Kanfer the number of On Stage Shares referred to in Section 2.02. On Stage shall also deliver to Kanfer all previously undelivered documents required hereunder to be delivered by On Stage to Kanfer at or prior to the Closing, including those contemplated by Article VIII.

         II.6 Further Assurances. After the Closing, Kanfer, Interactive and On Stage shall each from time to time, at the request of a party hereto and without further cost or expense to the requesting party, execute and deliver such other instruments of conveyance and transfer and take such other actions as the requesting party may reasonably request, in order to more effectively consummate the Transactions and to vest in On Stage or Kanfer, as the case may be, title to the Interactive Shares or On Stage Shares, as the case may be, being transferred hereunder.

                                  ARTICLE III.
                                     DELETED

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF INTERACTIVE

         Interactive and Kanfer each hereby represents and warrants to On Stage as follows:

         IV.1 Corporate Status. Interactive is a corporation duly organized, validly existing and in good standing under the laws under which it was incorporated. Interactive is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Interactive that have been delivered to On Stage have been duly adopted and are current, correct and complete.

         IV.2 Authorization. Interactive has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Interactive has been duly authorized by all necessary corporate action. The Transaction Documents executed on or before the date hereof constitute, and the Transaction Documents to be executed after the date hereof will constitute, valid and binding obligations of Interactive and Kanfer, enforceable in accordance with their terms.

         IV.3 Consents and Approvals. Except for the consents specified in
Schedule 4.03 (the "Required Consents"), neither the execution and delivery by Interactive of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by Interactive, will require any filing, consent or approval or constitute a Default under (a) any Regulation or Court Order to which Interactive or Kanfer is subject, (b) the Charter Documents or bylaws of Interactive or (c) any Contract, Governmental Permit or other document to which Interactive or Kanfer is a party.

         IV.4 Capitalization and Stock Ownership. The total authorized capital stock of Interactive consists of 1,000,000 shares of Interactive Common Stock, 1,000 shares of which are issued and outstanding on the date hereof and no shares of which are issued and held by Interactive as treasury stock. There are no issued shares of Preferred Stock. Except as specified in Schedule 4.04, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Interactive ("Interactive Options"). All of the Interactive Shares are duly and validly authorized and issued, fully paid and non-assessable.
Schedule 4.04 correctly lists the record owners of all of the Interactive Shares and of all of the Interactive Options. Interactive complied with all applicable Regulations in connection with the issuance of all of the Interactive Shares and all of the Interactive Options.

         IV.5 Financial Statements. Interactive has delivered to On Stage correct and complete copies of Interactive's unaudited financial statements consisting of (i) Balance Sheets of Interactive as of December 31, 1995, 1994 and 1993, and (ii) Income Statements for the Years Ended December 31, 1995, 1994, and 1993. In addition, Interactive has delivered to On Stage correct and complete copies of Interactive's unaudited financial statements consisting of the Balance Sheet as of June 30, 1996. All such unaudited financial statements are referred to herein collectively as the "Interactive Financial Statements." The balance sheet as of June 30, 1996, is referred to herein as the "Interactive Balance Sheet," and the date thereof is referred to herein as the "Interactive Balance Sheet Date."

         IV.6 Title to Interactive Assets and Related Matters. To the best knowledge of Interactive and Kanfer, Interactive has good and marketable title to, or valid leasehold interests in, all of the Interactive Assets, free from any Encumbrances except those specified in Schedule 4.06. The use of the Interactive Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Real Property and tangible personal property of Interactive are suitable for the purposes for which they are used, in good working condition and reasonable repair, free from any known defects, except such minor defects that would not in the aggregate exceed $1,000.

         IV.7 Real Property. Schedule 4.07 describes all real estate used in the operation of the Interactive Business as well as any other real estate that is in the possession of or leased by Interactive and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). Interactive is not currently in Default under any of the Real Estate Leases, and Interactive is not aware of any Default by any of the lessors thereunder. Excepted as listed on Schedule 4.07, Interactive does not have an ownership interest in any Real Property. Schedule
4.07 also describes any real estate previously owned, leased or otherwise operated by Interactive during the five years immediately preceding the date of execution of this Agreement and the time periods of any such ownership, lease or operation.

         IV.8 Certain Personal Property. Schedule 4.08 is an asset schedule, describing and specifying the location of all items of tangible personal property that were included in the Interactive Balance Sheet. Since the Interactive Balance Sheet Date, Interactive has not acquired or disposed of any items of tangible personal property that have, in each case, a carrying value in excess of $1,000. All of Interactive's tangible personal property is in good operating condition, reasonable wear and tear excepted.

         IV.9 Non-Real Estate Leases. Interactive is not currently in Default under any of the Non-Real Estate Leases, and Interactive is not aware of any Default by any of the lessors thereunder. There are no existing Non-Real Estate Leases under which the obligations of Interactive exceed $1,000 with respect to any individual Non-Real Estate Lease. "Non-Real Estate Leases" refers to any and all leases that relate to an asset or property (other than Real Property) used in the operation of the Interactive Business or otherwise possessed by Interactive, including but not limited to all trucks, automobiles, machinery, equipment, furniture and computers.

         IV.10 Sales Deposits. Schedule 4.10 lists all events to be performed after the date hereof for which sales deposits have been received as of November 1, 1996.

         IV.11 Inventory. All inventory of Interactive consists of items of quality and quantity saleable in the ordinary course of business at regular sales prices of Interactive in the ordinary course of its business. The inventory records for Interactive that has been delivered to On Stage are accurate with respect to the data contained therein.

         IV.12 Absence of Undisclosed Liabilities. Except as specified in
Schedule 4.12, Interactive does not have any Liabilities, and none of the Interactive Assets is subject to any Liabilities.

         IV.13 Taxes. Except as disclosed in Schedule 4.13, Interactive has duly filed all foreign, federal, state, local and other tax returns that are required to be filed and that were due, and has paid all material taxes and assessments that have become due pursuant to such returns or pursuant to any assessment received. Except as disclosed in Schedule 4.13, all taxes and other assessments and levies that Interactive has been required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Interactive for such payment. Except as disclosed in Schedule 4.13, there are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of additional taxes of any kind for any period for which returns have or should have been filed. To the best knowledge of Kanfer and Interactive, Interactive is not being audited nor has any audit in the past five years resulted in the claim or imposition of any penalty or additional tax on Interactive.

         IV.14 Subsidiaries. Interactive does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity. Kanfer does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity, other than shares in a publicly traded company not exceeding 2% of the voting securities of that company.

         IV.15 Legal Proceedings and Compliance with Law. Except as disclosed in
Schedule 4.15, there is no Litigation that is pending or threatened against or related to Interactive. There has been no Default under any Regulations applicable to Interactive. There has been no Default with respect to any Court Order applicable to Interactive.

         IV.16   Contracts.

                 (a) Schedule 4.16 lists each Contract of the following types to which Interactive is a party, or by which it is bound, except for any Contract under which the executory obligation of Interactive involves an amount of less than $1,000 (such excepted Contracts are referred to collectively as "Minor Contracts"):

                    (i) Contracts with any present or former stockholder, director, officer, employee, partner or consultant of Interactive or Affiliate thereof;

                    (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $1,000 in any individual case, or any Contracts for the sale of inventory or products that involve an amount in excess of $1,000 with respect to any one supplier or other party;

                   (iii) Contracts to sell or supply products or to perform
                         services that involve an amount in excess of $1,000 in any individual case;

                    (iv) Contracts to lease to or to operate for any other party any Asset that involve an amount in excess of $1,000 in any individual case;

                    (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, stockholders or Affiliates of Interactive or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                    (vi) Any Contracts under which any Encumbrances exist with respect to any Interactive Assets; and

                   (vii) Any other Contracts (other than Minor Contracts and
                         those described in any of (i) through (vi) above) not made in the ordinary course of business.

                  (b) Except as disclosed in Schedule 4.16(b), Interactive is not in Default under any Contract, which Default could result in a Liability on the part of Interactive in excess of $1,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $1,000. Except as disclosed in Schedule 4.16(b), Interactive has not received any communication from, or given any communication to, any other party indicating that Interactive or such other party, as the case may be, is in Default under any Contract where such Default could have a Material Adverse Effect.

                  (c) The aggregate amount of all Minor Contracts does not exceed $5,000.

         IV.17 Patents and Other Intellectual Property. To the best knowledge of Interactive and Kanfer, Interactive neither currently uses nor has used in the operation of the Interactive Business during the three years immediately preceding the execution of this Agreement (including in the development or marketing of products and services) any patent, trademark, trade name, service mark, copyright, trade secret or know-how, except for those listed in Schedule
4.17. Such items listed on the Interactive Disclosure Schedule are referred to herein as the "Intellectual Property." All of the Intellectual Property, as specified in the Interactive Disclosure Schedule, to the best knowledge of Kanfer, are owned or otherwise lawfully used by Interactive, and, to the best knowledge of Kanfer, Interactive is not infringing upon or unlawfully or wrongfully using any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another Person. Interactive has not received any notice of any claim of infringement or any other claim or proceeding, with respect to any such patent, trademark, trade name, service mark, copyright or trade secret. No current or former employee of Interactive and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property, or in any application therefor.

         IV.18 Employee Relations. Except as disclosed on Schedule 4.18, Interactive is not (a) a party to, involved in or threatened by, any labor dispute or unfair labor practice charge or (b) currently negotiating any collective bargaining agreement, and Interactive has not experienced any work stoppage during the three years immediately preceding the execution of this Agreement. Schedule 4.18 is a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of Interactive whose total cash compensation for 1994 exceeded, or whose total compensation for 1995 is expected to exceed, $20,000.

         IV.19 Benefit Plans. Except as disclosed on Schedule 4.19, there are no Benefit Plans sponsored or maintained by Interactive or under which Interactive may be obligated.

         IV.20 Corporate Records. The minute books of Interactive contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of

Directors or committees thereof and stockholders. The stock record book of Interactive is complete, correct and current.

         IV.21 Absence of Certain Changes. Since the Interactive Balance Sheet Date, Interactive has conducted the Interactive Business in the ordinary course and there has not been:

                  (a) any material adverse change in the Interactive Business or its Liabilities;

                  (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

                  (c) except as disclosed in Schedule 4.21, any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for merit and seniority increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

                  (d) any sale, assignment or transfer of the Interactive Assets, or any additions to or transactions involving any Interactive Assets, other than those made in the ordinary course of business;

                  (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

                  (f) any payments to any Affiliate of Interactive, except as specified in Schedule 4.21.

         IV.22 Previous Sales; Warranties. To the best knowledge of Interactive and Kanfer, all goods sold or distributed and services performed by Interactive were of merchantable and satisfactory quality, and Interactive has not breached any express or implied warranties in connection with the sale or distribution of such goods and performances of such services. Interactive has provided On Stage with true and correct copies of all written warranties (a) made by all Persons from whom Interactive has obtained any goods that have been resold or distributed by Interactive, including any goods that constituted parts included in other goods sold or distributed by Interactive and (b) made by Interactive with respect to any goods that have been sold or distributed or services that have been performed by Interactive. No oral guaranties were made by Interactive with respect to any goods that have been sold or distributed or services that have been performed by Interactive.

         IV.23 Customers and Actors. Interactive has used commercially reasonable efforts to maintain, and currently maintains, good working relationships with all of its customers and actors. Schedule 4.23 lists any Contracts with customers or former customers of Interactive that have been terminated or canceled during the two years period prior to the date hereof.
Schedule 4.23 also contains a list of the names of each of Interactive's customers during the past two years involving a Contract of $1,000 or more. Except as disclosed in Schedule 4.23, none of such customers has given Interactive notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Interactive, and none of such customers is, or has been during the two year period immediately preceding the execution of this

Agreement, a related party to Interactive. Schedule 4.23 also contains a list of the names of Interactive's actors used in its productions during the two years preceding the date hereof. None of such actors has given Interactive notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Interactive. Schedule 4.23 lists any complaints or disputes that resulted in the payment of any monetary amount by Interactive or Kanfer during the three years preceding the date hereof.

         IV.24 Finder's Fees. No Person retained by Interactive is or will be entitled to any com mission or finder's or similar fee in connection with the Transactions.

         IV.25 Purchase Entirely for Own Account. This Agreement is made in reliance upon Kanfer's representation to On Stage, which by Kanfer's execution of this Agreement Kanfer hereby confirms, that the On Stage Shares will be acquired for investment for Kanfer's own account, not as a nominee or agent, and not with a view to distribution (as such term is defined under the Securities Act of 1933, as amended (the "Act")) of any part thereof. Kanfer represents that he has full power and authority to enter into this Agreement.

         IV.26 Qualified Investor. Kanfer represents and warrants that he is an "Accredited Investor" as such term is defined in Rule 501 under the Act. Kanfer also represents and warrants that he could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect his own interests in connection with these transactions.

         IV.27 Restricted Securities. Kanfer understands that the On Stage Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from On Stage in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Act, only in certain limited circumstances. It is understood that the On Stage Shares shall bear a legend to such effect.

         IV.28 Kanfer's Products or Events. Kanfer does not own or have any rights to any product or event that is related to the business of Interactive other than the shows entitled "Frankie and Angie Get Married" and "Wake-Up Shamus O'Reilly."

         IV.29 Accuracy of Information. No representation or warranty by Interactive or Kanfer in any Transaction Document, and no information contained therein or otherwise delivered to On Stage in connection with the Transactions, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Interactive or Kanfer that may materially adversely affect the Interactive Assets or the Interactive Business that has not been set forth in this Agreement or the other documents furnished to On Stage on or prior to the date hereof in connection with the Transactions.


                                   ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF ON STAGE

         On Stage hereby represents and warrants to Interactive as follows:

         V.1 Corporate Status. On Stage is a corporation duly organized, validly existing and in good standing under the laws under which it was incorporated. On Stage is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of On Stage that have been delivered to Interactive have been duly adopted and are current, correct and complete.

         V.2 Authorization. On Stage has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by On Stage has been duly authorized by all necessary corporate action. The Transaction Documents executed on or before the date hereof constitute, and the Transaction Documents to be executed after the date hereof will constitute, valid and binding obligations of On Stage, enforceable against On Stage in accordance with their terms.

         V.3 Consents and Approvals. Neither the execution and delivery by On Stage of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by On Stage, will require any filing, consent or approval or constitute a Default under (a) any Regulation or Court Order to which On Stage is subject, (b) the Charter Documents or bylaws of On Stage or (c) any Contract, Government Permit or other document to which On Stage is a party or by which the properties or other assets of On Stage may be subject.

         V.4 Capitalization and Stock Ownership. The total authorized capital stock of On Stage consists of 25,000,000 shares of On Stage Common Stock, 7,300,900 shares of which are issued and outstanding on the date hereof and 1,000,000 shares of Preferred Stock, no shares of which are issued and outstanding as of the date hereof; however, On Stage is currently attempting to raise approximately $11,000,000 through the sale of its securities to the public ("IPO") and is contemplating undertaking a $750,000 bridge loan which will be repaid from the proceeds of the IPO. On Stage does not have any shares of capital stock that are issued and held by On Stage as treasury stock. All of the outstanding shares of On Stage Common Stock are duly and validly authorized and issued, fully paid and non-assessable. On Stage complied with all applicable Regulations in connection with the issuance of all of the outstanding shares of On Stage Common Stock. There are (i) options to acquire 787,092 shares of On Stage Common Stock pursuant to the Company's 1996 Stock Option Plan, (ii) issued and outstanding warrants to acquire 1,765,000 shares of On Stage Common Stock,
(iii) issued and outstanding debentures convertible into 829,607 shares of On Stage Common Stock, and (iv) an additional 90,000 shares of On Stage Common Stock reserved for issuance to an employee.

         V.5 Finder's Fees. No Person retained by On Stage is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         V.6 Goodwill. On Stage represents and warrants that it was formerly "Legends In Concert, Inc.", that the current "Legends In Concert, Inc." is a subsidiary of On Stage and that On Stage is the owner of all goodwill associated with Legends In Concert productions.

         V.7 Purchase Entirely for Own Account. This Agreement is made in reliance upon On Stage's representation to Kanfer and Interactive, which by On Stage's execution of this Agreement On Stage hereby confirms, that the Interactive Shares will be acquired for investment for On Stage's own account, not as a nominee or agent, and not with a view to distribution (as such term is defined under the Securities Act of 1933, as amended (the "Act")) of any part thereof. On Stage represents that it has full power and authority to enter into this Agreement.

         V.8 Restricted Securities. On Stage understands that the Interactive Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Kanfer in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Act, only in certain limited circumstances. It is understood that the Interactive Shares shall bear a legend to such effect.

                                   ARTICLE VI.
                            COVENANTS OF INTERACTIVE

         VI.1 Operation of the Interactive Business.

                 (a) From the date hereof to the Closing, Interactive and Kanfer shall conduct the Interactive Business solely in the ordinary course, and shall refrain from the following actions in furtherance of and in addition to such restriction (except as contemplated by this Agreement): amending its Charter

Documents or bylaws; merging or consolidating with, or acquiring all or substantially all of, or otherwise acquiring any business operations of, any Person; selling or otherwise disposing of any Interactive Assets other than in the ordinary course; entering into any Contract or otherwise incurring any Liability, even if in the ordinary course, if Interactive's executory obligation in any such individual case, or series of related cases, exceeds $1,000, except that entering into contracts to provide events is permitted without restriction; discharging or satisfying any Encumbrance or paying or satisfying any material Liability except pursuant to the terms thereof or compromising, settling or otherwise modifying any material claim or litigation; or making any capital expenditure involving in any individual case, or series of related cases, more than $1,000.

                 (b) From and after the Closing, Interactive shall cease to conduct any business in the field of producing and/or creating live production shows except as a wholly owned subsidiary of On Stage.

         VI.2 Agreement Not To Compete. Kanfer agrees that for a period of two
(2) years after termination of his employment with On Stage he will not directly compete with On Stage in the field of producing and/or creating live production shows. It is understood and agreed upon that direct competition means the design, development, production, promotion, presentation, or sale of products or services which are or could be considered a derivative of On Stage's shows "Legends in Concert", "Frankie & Angie Get Married" or "Wake Up Shamus O'Reilly" and any shows within the gaming casino market. Kanfer further agrees that he will not directly or indirectly disclose to any third person any confidential information or trade secrets, including, but not limited to, customer lists, as to which he gained knowledge during his term of employment.

         VI.3 Stockholder Meeting. Interactive shall cause a meeting of its stockholders (the "Interactive Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of this Agreement and the Transactions. The directors of Interactive shall unanimously recommend to Interactive's stockholders that they vote in favor of the approval of such two matters. In connection with such meeting, Interactive
(a) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions and (b) will otherwise comply with all legal requirements applicable to such meeting.

         VI.4 Access. Interactive shall give On Stage and its accountants, counsel and other representatives full access, without unreasonably interfering with business operations, to all properties, books, Contracts and records of Interactive and shall furnish to On Stage all such documents, records and information as On Stage shall from time to time reasonably request.

         VI.5 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, Interactive shall not (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of Interactive or of any part of the Interactive Assets or the Interactive Business, other than as contemplated or authorized hereby, nor shall Interactive provide any information to any Person (other than as contemplated by Section 6.04) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Interactive shall immediately notify On Stage of any such inquiries or proposals or requests for information for such purpose. Interactive shall use commercially reasonable efforts to cause the directors, officers, employees, agents and other representatives of Interactive to comply, with the provisions of this Section 6.05.

         VI.6 Maintenance of the Interactive Assets. Interactive and Kanfer shall continue to maintain and service the Interactive Assets consistent with past practice. Interactive and Kanfer shall not, directly or indirectly, sell or encumber all or any part of the Interactive Assets, other than sales in the ordinary course of business, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         VI.7 Employees and Business Relations. Interactive and Kanfer shall use commercially reasonable efforts to keep available the services of its current employees, actors, independent contractors and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

         VI.8 Confidentiality. Prior to and after the Closing, Interactive and Kanfer will hold, and will use commercially reasonable efforts to cause the officers, directors, employees, accountants, counsel, consultants, advisors and agents of Interactive and Kanfer to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning On Stage furnished to Interactive in connection with the Transactions, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by Interactive or Kanfer, (b) in the public domain through no fault of Interactive or Kanfer or (c) later acquired by Interactive or Kanfer from sources other than On Stage so long as, to the knowledge of Interactive or Kanfer, such sources are not subject to a contractual or fiduciary duty of confidentiality with respect to such information; provided that Interactive may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the Transactions so long as such Persons are informed by Interactive of the confidential nature of such information and are directed by Interactive to treat such information confidentially. The obligation of Interactive and Kanfer to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Interactive will, and will use commercially reasonable efforts to cause the officers, directors, employees, accountants, counsel, consultants, advisors and agents of Interactive to, destroy or deliver to On Stage all documents and other materials, and all copies thereof, obtained by Interactive or on its behalf from On Stage in connection with this Agreement that are subject to such confidence.

         VI.9 Fulfillment of Conditions. Interactive and Kanfer shall use commercially reasonable efforts to fulfill the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of the Transaction Documents and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the Interactive Business in such manner that on the Closing Date the representations and warranties of Interactive contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

         VI.10 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, Interactive and Kanfer shall give On Stage prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Interactive contained herein to be inaccurate or otherwise misleading, (c) gives Interactive any reason to believe that any of the conditions set forth in Article VIII will not be satisfied prior to the Termination Date, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Interactive.

         VI.11 Satisfaction of Liabilities. Except as otherwise prohibited herein, prior to and after the Closing, Interactive and Kanfer will perform all of its obligations, contractual or otherwise, and discharge all of its Liabilities in accordance with the terms thereof.

         VI.12 No Violation of Securities Laws. Kanfer will not sell, transfer or otherwise dispose of any of the On Stage Shares in violation of the Securities Act.

         VI.13 Expenses. Kanfer shall pay all of the legal, accounting and other expenses incurred by Interactive or Kanfer in connection with the Transactions.

         VI.14 Lock-up. Kanfer will not sell or otherwise transfer any On Stage Shares for a period of six months (or such other period of time as is determined in the discretion of the lead underwriter) after the closing of an initial public offering of On Stage Common Stock.

         VI.15 Right of First Refusal. Until the earlier of On Stage Shares being registered with the Securities and Exchange Commission or two years from the Closing Date, if Kanfer desires to transfer any On Stage Shares to any prospective purchaser, Kanfer shall give On Stage a Notice of any offer by such prospective purchaser.

         The offer by the prospective purchaser must be in writing and must be enforceable against the prospective purchaser. The Notice must have attached to it a copy of the offer by the prospective purchaser that states the name and address, the number of Shares to be purchased, the price per share, and the other terms of the offer (the "Offer"). The price per share shall not include any value attributable to any employment, consulting, noncompetition or other agreement, contract or arrangement between the prospective purchaser and Kanfer.

         Within 20 days after On Stage receives the Offer, On Stage will call a special shareholders' meeting, to be held not more than 40 days after the call, to decide whether On Stage should purchase some or all the offered Shares.

         A Notice of acceptance of the Offer for the offered Shares by On Stage shall be delivered to Kanfer within 75 days after the date of the Notice of the Offer. Kanfer shall deliver to On Stage certificates for the Shares either duly endorsed in blank for transfer, or with duly executed stock powers attached, together with any applicable documentary tax stamps within 20 days after the effective date of the Notice of acceptance.

         If the Offer to purchase Shares pursuant to this Section 6.15 is not accepted for all offered Shares, Kanfer may sell the remaining Shares pursuant to the terms of the Offer during a period of 120 days after the end of the period provided for acceptance of the offer by On Stage.

                                  ARTICLE VII.
                              COVENANTS OF ON STAGE

         VII.1 Confidentiality. Prior to the Closing, On Stage will hold, and will use commercially reasonable efforts to cause the officers, directors, employees, accountants, counsel, consultants, advisors and agents of On Stage to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Interactive furnished to On Stage in connection with the Transactions, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by On Stage, (b) in the public domain through no fault of On Stage or (c) later acquired by On Stage from sources other than Interactive so long as, to the knowledge of On Stage, such sources are not subject to a contractual or fiduciary duty of confidentiality with respect to such information; provided that On Stage may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the Transactions so long as such Persons are informed by On Stage of the confidential nature of such information and are directed by On Stage to treat such information confidentially. The obligation of On Stage to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, On Stage will, and will use commercially reasonable efforts to cause the officers, directors, employees, accountants, counsel, consultants, advisors and agents of On Stage to, destroy or deliver to Interactive all documents and other materials, and all copies thereof, obtained by On Stage or on its behalf from Interactive in connection with this Agreement that are subject to such confidence.

         VII.2 Expenses. On Stage shall pay all of the legal, accounting and other expenses incurred by On Stage in connection with the Transactions.

         VII.3 Fulfillment of Conditions. From the date hereof to the Closing, On Stage shall use commercially reasonable efforts to fulfill the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of the Transaction Documents and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of On Stage in such manner that on the Closing Date the representations and warranties of On Stage contained herein shall be accurate as though then made).

         VII.4 Board of Directors Meeting. On Stage shall cause a meeting of its Board of Directors (the "On Stage Directors Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of this Agreement and the Transactions.

         VII.5 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, On Stage shall give Interactive and Kanfer prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of On Stage contained herein to be inaccurate or otherwise misleading or (c) gives On Stage any reason to believe that any of the conditions set forth in Article VIII will not be satisfied prior to the Termination Date.

         VII.6 No Violation of Securities Laws. On Stage will not sell, transfer or otherwise dispose of any of the Interactive Shares in violation of the Securities Act.

                                  ARTICLE VIII.
                    CONDITIONS PRECEDENT TO THE TRANSACTIONS

         VIII.1 Conditions to Obligations of On Stage. The obligations of On Stage to consummate the Transactions shall be subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

                  (a) Interactive Stockholder Approval. The Transactions shall have been approved and adopted by the stockholders of Interactive in accordance with Interactive's Articles of Incorporation and the GGCL.

                 (b) Representations and Warranties True. The representations and warranties of Interactive contained herein shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as though such representations and warranties were made again at and as of the Closing, except for changes contemplated by this Agreement.

                 (c) Performance. Interactive shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

                 (d) Consents and Approvals. Interactive shall have obtained all governmental and third party consents and approvals necessary, proper or advisable to consummate the Transactions, except for those which would not have a Material Adverse Effect. Such third party consents shall include the Required Consents.

                 (e) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States federal or state court of competent jurisdiction, and no Regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Transactions.

                  (f) Other Documents. On Stage shall have received executed copies of all Transaction Documents to which Interactive or any Interactive stockholder is a party to the extent that they shall not have been received prior to the Closing. On Stage shall have received all other documents required under the terms of any of the Transaction Documents and any other documents reasonably requested on or prior to the Closing Date.

                 (g) Certificates. Interactive shall have furnished to On Stage a certificate of the chief executive officer and/or president of Interactive, dated the Closing, certifying to the best of such officer's knowledge compliance as of the Closing with the conditions set forth in paragraphs (a), (b) and (c) of the Section 8.01 in all material respects.

                  (h) Tax Clearance. On Stage shall have received a Certificate of Good Standing from the tax authorities of the State of Georgia.

                 (i) Assignment of Shows. Kanfer shall have executed the Assignment regarding "Frankie and Angie Get Married" and "Wake-Up Shamus O'Reilly" and other shows substantially in the form attached hereto as Exhibit C and delivered the same to On Stage.

                 (j) Kanfer Employment Agreement. Kanfer shall have executed an Employment Agreement with On Stage substantially in the form attached hereto as Exhibit D and delivered the same to On Stage.

         VIII.2 Conditions to Obligations of Interactive and Kanfer. The obligations of Interactive and Kanfer to consummate the Transactions shall be subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of On Stage contained herein shall be true and correct in all material respects at and as of the date when made and at and as of the Closing as though such representations and warranties were made again at and as of the Closing, except for changes contemplated by this Agreement.

                  (b) Performance. On Stage shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed or complied with by them on or prior to the Closing.

                  (c) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States federal or state court of competent jurisdiction, and no Regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Transactions.

                  (d) Other Documents. Interactive shall have received executed copies of all Transaction Documents to which On Stage is a party to the extent that they shall not have been received prior to the Closing. Interactive shall have received all other documents required under the terms of any of the Transaction Documents and any other documents reasonably requested on or prior to the Closing Date.

                  (e) Certificates. On Stage shall have furnished to Interactive a certificate of the chief executive officer of On Stage, dated the Closing, certifying to the best of such officer's knowledge compliance as of the Closing with the conditions set forth in paragraphs (a) and (b) of this Section 8.02 in all material respects.

                  (f) Assignment of Shows. On Stage shall have executed the Assignment regarding "Frankie and Angie Get Married" and "Wake-Up Shamus O'Reilly" in the form attached hereto as Exhibit C and delivered the same to Kanfer.

                  (g) Kanfer Employment Agreement. On Stage shall have executed an Employment Agreement with On Stage substantially in the form attached hereto as Exhibit D and delivered the same to On Stage.

                  (h) Director Approval. The Transactions shall have been approved and adopted by the Board of Directors of On Stage in accordance with On Stage's Bylaws.

                                   ARTICLE IX.
                                 INDEMNIFICATION

         IX.1 By Kanfer. From and after the Closing Date, to the extent provided in this Section 9, Kanfer shall indemnify and hold harmless On Stage and each

Affiliate and Agent of On Stage from and against any liabilities, claims, demands, judgments, losses, costs or damages whatsoever (collectively, "Damages") that any such indemnified party may sustain, suffer or incur and that result from, arise out of or relate to the operation of the business of Interactive prior to the Closing; provided, however, that no claim for indemnification shall be made unless and until the aggregate amount of Damages sought under this Section 9.01 exceeds $5,000, in which case a claim for indemnification can be made for the entire amount of Damages suffered; provided, further, that indemnification for attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by them in connection therewith shall not exceed $5,001.

         IX.2 By On Stage. From and after the Closing Date, to the extent provided in this Section 9, On Stage shall indemnify and hold harmless Interactive and each Affiliate and Agent of Interactive from and against any Damages that any such indemnified party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any representation, warranty, covenant or agreement of On Stage contained in this Agreement; provided, however, that no claim for indemnification shall be made unless and until the aggregate amount of Damages sought under this Section 9.02 exceeds $5,000, in which case a claim for indemnification can be made for the entire amount of Damages suffered.

         IX.3 Procedure for Claims. A party seeking indemnification under this
Section 9 (an "Indemnified Party") shall give notice of the claim for Damages and a brief explanation of the basis thereof to the party alleged to be responsible for indemnification hereunder (an "Indemnitor").

         IX.4 Third Party Claims. An Indemnified Party shall give any Indemnitor prompt notice of the institution by a third party of any actions, suits or other administrative or judicial proceedings at any time on or before the date one year from the Closing Date if the Indemnified Party would be entitled to claim indemnification under this Section 9 in connection with any such action, suit or other proceeding. After such notice, any Indemnitor may, or if so requested by the Indemnified Party, any Indemnitor shall, participate in any such action, suit or other proceeding or assume the defense thereof, with counsel satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to participate at its own expense in the defense of any such action, suit or other proceeding; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of the Indemnified Party, that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of any such action, suit or other proceeding or (b) grants the claimant or plaintiff any injunctive relief against the Indemnified Party. Any failure to give prompt notice under this Section 9.04 shall not bar an Indemnified Party's right to claim indemnification under this Section 9, except to the extent that an Indemnified Party shall have been harmed by such failure.

                                   ARTICLE X.
                                   TERMINATION

         X.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

                 (a) by mutual written consent of On Stage, Interactive and Kanfer;

                 (b) by either On Stage, Interactive or Kanfer, if the Closing has not occurred by November 30, 1996 (such date, as it may be extended from time to time by the written agreement of On Stage, Interactive and Kanfer, is referred to herein as the "Termination Date"); provided, however, that the right to terminate this Agreement under this paragraph (b) of Section 10.01 shall not be available to any party that has breached any of its covenants, representations or warranties in this Agreement;

                 (c) by Interactive or Kanfer, if On Stage shall have breached any of its covenants hereunder in any material respect or if the representations and warranties of On Stage contained in this Agreement shall not be true and correct, except for such changes as are contemplated by this Agreement, in all material respects, and in either event, if such breach is subject to cure, On Stage has not cured such breach within 10 business days of Interactive's notice of an intent to terminate;

                 (d) by On Stage, if Interactive or Kanfer shall have breached any of its covenants hereunder in any material respect or if the representations and warranties of Interactive contained in this Agreement shall not be true and correct, except for such changes as are contemplated by this Agreement, in all material respects, and in either event, if such breach is subject to cure, Interactive has not cured such breach within 10 business days of On Stage's notice of an intent to terminate; or

                 (e) by On Stage, if at the Interactive Stockholder Meeting (including any adjournments thereof), this Agreement and the Transactions shall fail to be approved and adopted by the affirmative vote of the holders of Interactive Common Stock required under the GGCL.

         X.2  Effect of Termination.

                 (a) If this Agreement is terminated pursuant to Section 10.01, the agreements contained in Sections 6.08 and 7.01 shall survive the termination hereof. In addition, any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

                 (b) If the closing that is the subject of this Agreement has not, for any reason, taken place on or before the 30th day of November, 1996, then On Stage and Kanfer shall each have the right to terminate this Agreement or the employment agreement between On Stage and Kanfer (attached hereto as Exhibit D) and none of the provisions of that Agreement shall apply to Kanfer except that Kanfer shall be entitled to compensation as if terminated early because of failure to meet budget requirements. Any termination of the Employment Agreement under this Section must be made by written notice to the other on or before the 30th day of November or such right shall be waived. In the event the Employment Agreement is terminated under this Section, then all rights to the Assignment of Shows pursuant to Exhibit C shall be assigned back to Kanfer.

                                   ARTICLE XI.
                        CONTENTS OF AGREEMENT, AMENDMENT,
                      PARTIES IN INTEREST, ASSIGNMENT, ETC.

         This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

                                  ARTICLE XII.
                                 INTERPRETATION

         Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

                                  ARTICLE XIII.
                                     NOTICES

         All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

                 If to On Stage:

                              c/o Legends In Concert, Inc.
                              4625 W. Nevso Drive, Suite 10
                              Las Vegas, Nevada  89103
                              Attention:  Christopher Grobl, General Counsel

                 If to Interactive:

                              Hassett, Cohen, Beitchman and Goldstein
                              One Lakeside Commons
                              9090 Hammond Drive, Suite 990
                              Atlanta, Georgia 30328
                              Attention:  Robert W. Hassett

                 If to Kanfer:

                              Richard S. Kanfer
                              4201 South Decatur #2197-15
                              Las Vegas, Nevada  89103


                                  ARTICLE XIV.
                                  GOVERNING LAW

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, without regard to its provisions concerning conflict of laws.

                                   ARTICLE XV.
                                  COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                                  ARTICLE XVI.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties made by any party in this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of the other party and for a period of one year following the Closing.

                                  ARTICLE XVII.
                               REMEDIES CUMULATIVE

         The remedies provided herein shall be cumulative and shall not preclude a party from asserting any other rights or seeking any other remedies against the other party or its successors or assigns.

                                 ARTICLE XVIII.
                                  SEVERABILITY

         The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clause or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

                                  ARTICLE XIX.
                                  BULK TRANSFER

         The parties hereto waive compliance with the requirements of the bulk sales law of any jurisdiction in connection with the sale of the Interactive Shares. Interactive and Kanfer shall indemnify and hold harmless On Stage against all liabilities which may be asserted by third parties with respect to assets sold by Interactive as a result of noncompliance with any such bulk sales laws.

                                   ARTICLE XX.
                                   ARBITRATION

         The parties agree that all disputes, claims, and controversies between or among them arising from or relating to this Agreement shall be arbitrated in Clark County, Nevada, pursuant to the Rules of the American Arbitration Association, upon the request of any party.

                                  ARTICLE XXI.
                                TAX FREE EXCHANGE

         It is understood that the parties intend that this transaction represents a tax free exchange under the Internal Revenue Code. However, this Agreement is not contingent upon a ruling from the Internal Revenue Service (the "IRS") that the transactions contemplated herein constitute a tax free exchange and the parties' agreements herein are effective and binding on them irrespective of any favorable or negative ruling from the IRS.



(Signature page follows.)

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                              ON STAGE ENTERTAINMENT, INC.
                              a Nevada corporation



                                By:/s/ David Hope
                                   -----------------------
                                Name: David Hope
                                Title: President



                            INTERACTIVE EVENTS, INC.
                              a Georgia corporation



                             By: /s/ Richard Kanfer
                                   -----------------------
                                 Name: Richard Kanfer
                                 Title: President



                               RICHARD S. KANFER,
                                  an individual



                               /s/ Richard Kanfer
                                   -----------------------

                                                                       EXHIBIT A

                           Form of Agreement to Issue
                          and Deliver Additional Shares


         This Agreement is made as of December 30, 1996, by On Stage Entertainment, Inc., a Nevada corporation ("On Stage"), in favor of Richard S. Kanfer ("Kanfer").

         On Stage hereby agrees pursuant to Section 2.02 of the Common Stock Purchase Agreement by and among On Stage, Interactive Events, Inc., a Georgia corporation, and Kanfer (the "Purchase Agreement") to issue and deliver Twenty Thousand (20,000) shares of Common Stock of On Stage on the first anniversary of the Closing Date (as defined in the Purchase Agreement).


Dated: December 30, 1996       ON STAGE ENTERTAINMENT, INC.
                               a Nevada corporation



                               By: /s/ David Hope
                                  --------------------------
                                Name: David Hope
                                Title: President

                                                                       EXHIBIT B

                             Stock Option Agreement
                             ----------------------

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Option Agreement") is dated as of November 1, 1996, and is by and between ON STAGE ENTERTAINMENT, INC., a Nevada corporation, (the "Company"), and RICHARD S. KANFER, an individual ("Kanfer").

                                    RECITALS

         WHEREAS, pursuant to that certain Common Stock Purchase Agreement of even date herewith by and between the Company and Kanfer, the Company has agreed to grant to Kanfer an irrevocable option to purchase certain shares of the Company; and

         WHEREAS, the Company desires to grant to Kanfer an irrevocable option to purchase all of the Optioned Shares (as defined below) upon the terms and conditions set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein, and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties mutually agree as follows:

1. Option. Kanfer is hereby granted an irrevocable option (the "Option") to acquire, pursuant to the exercise thereof during the Option Term (as defined below) in the manner described hereinafter, the Optioned Shares (as defined in the next sentence), upon the terms and conditions of this Option Agreement. The Optioned Shares shall mean 27,225 shares of the common stock, par value $.01 per share, of the Company. Kanfer shall exercise the option as to all of the Optioned Shares at one time, or not at all.

2. Consideration for Optioned Shares. The consideration for the Optioned Shares shall be (i) Twenty Seven Thousand Two Hundred Twenty Five (27,225) multiplied by (ii) the price shares of common stock of the Company are offered to the public in the Company's initial public offering of its common stock. The Optioned Shares that are the subject hereof are in addition to the 36,000 shares referred to in Section 4.4.6 of Kanfer's Employment Agreement.

3. Manner of Exercise. To exercise the Option, Kanfer shall deliver to the Company during the Option Term a written notice indicating Kanfer's election to exercise the Option and purchase the Optioned Shares subject to the terms and conditions of this Option Agreement. Any notice under this Section 3 shall be given in accordance with the notice provisions hereof.

4. Option Term. The Option shall be exercisable during the period beginning on the closing of the Company's initial public offering of its common stock (the "IPO Closing Date") and ending on the date of five (5) years after the IPO Closing Date (the "Option Term"), and after the Option Term this option and all rights hereunder shall expire.

5. Limitation of Kanfer's Rights. Kanfer shall not have any of the rights or privileges of a shareholder of the Company in respect of the Optioned Shares unless and until those shares have been paid for in full.

6. Purchase for Investment. By accepting the Option or the Optioned Shares, Kanfer represents, warrants and agrees that the same are acquired for his own account, for investment and not with a view to their resale or distribution. Kanfer understands and acknowledges that the certificate(s) representing the Optioned Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED OR HYPOTHECATED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER THE ACT OR AN EXEMPTION ESTABLISHED TO THE SATISFACTION OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

7. Additional Representations and Warranties of Kanfer. As a condition to investing in the Company, Kanfer represents and warrants to the Company as follows:

         (a) Notwithstanding the receipt of the Option or the Optioned Shares upon exercise of the Option, Kanfer has adequate means of providing for his current needs and possible contingencies, and that he has no need for liquidity from this investment.

         (b) Kanfer is aware that no federal or state agency has made any findings or determination as to the fairness for public or private investment or any recommendation or endorsement of the Option or the Optioned Shares as an investment.

         (c) Kanfer is the sole party in interest and is acquiring the Option and the Optioned Shares upon exercise of the option for Kanfer's own benefit and not on behalf of any other person, trust, estate, corporation, partnership or business organization.

         (d) Kanfer, in making his decision regarding the Option and the Optioned Shares upon exercise of the Option, has relied on independent investigations made by him, and that Kanfer or any person acting on his behalf has been given the opportunity to (i) examine all documents and to ask questions of and to receive answers from the Company or any person acting on the Company's behalf regarding every aspect of the Company's business and operations specifically with respect to the terms and conditions of the Option and the Optioned Shares and (ii) obtain any additional information to the extent the Company possesses such information necessary to verify the accuracy of the information discussed with Kanfer.

         (e) Kanfer has knowledge and experience in business and financial matters and, in particular, investments generally comparable from an investment point of view to the investment offered in the Company so as to enable him to utilize such experience in evaluating the risks and merits of the proposed investment in the Company and to make an informed investment decision.

8. Assignment. No assignment, transfer, sale, pledge, hypothecation or other disposition of the Option, this Option Agreement or of any rights hereunder may be made by Kanfer (by operation of law or otherwise) and any attempted assignment, transfer, sale, pledge, hypothecation or other disposition in violation hereof shall be void.

9. Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

10. Headings and Interpretation. Headings are inserted for the convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Option Agreement. Clerical and stenographic errors in the construction of this document are subject to correction. The parties acknowledge that the interpretation of any ambiguity in this Option Agreement shall not be construed against either party.

11. Entire Agreement. The terms of this Option Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Option Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Option Agreement constitutes the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any proceeding, if any, involving terms of this Option Agreement.

12. Modifications and Amendments. This Option Agreement may not be modified, changed or supplemented except in a writing signed by the Company and Kanfer.

13. Waivers. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No waiver may be made except by written instrument signed by an authorized representative of the party which is the beneficiary of the provision being waived.

14. Attorneys Fees. Should any party institute any action or proceeding to enforce this Option Agreement or any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

15. Severability. If any provision of this Option Agreement is held to be void and unenforceable, the remaining provisions shall continue in full force and effect.

16. Notices.

         (a) Any notice under this Option Agreement given by the Company to Kanfer shall be personally delivered to him or sent by certified mail or overnight express courier to the following address:

                  Richard S. Kanfer
                  4201 South Decatur #2197-15
                  Las Vegas, Nevada  89103

         (b) Any notice by Kanfer to the Company shall be personally delivered or sent by certified mail or overnight express courier to the following address:

                  On Stage Entertainment, Inc.
                  4625 West Nevso Drive, Suite 10
                  Las Vegas, Nevada  89103

         (c) Any notice sent by certified mail shall be effective when mailed and any notice personally delivered or sent by overnight express courier shall be effective when received. Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

17. Governing Law; Arbitration. This Option Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Nevada without reference to the principles governing the conflicts of laws applicable in that or any other jurisdiction. The parties agree that all disputes, claims and controversies between them arising from or related to this Option Agreement shall be arbitrated in Clark County, Nevada, pursuant to the Rules of the American Arbitration Association, upon the request of any party.

         IN WITNESS WHEREOF, the parties have duly executed this Option Agreement as of the date first set forth above.

ON STAGE ENTERTAINMENT, INC.


By:   /s/ David Hope                                   /s/ Richard S. Kanfer
      ------------------------                         -------------------------
      Name: David Hope                                     RICHARD S. KANFER
      Its:  President

                                                                       EXHIBIT C

                               Assignment of Shows
                               -------------------

                             ASSIGNMENT OF RIGHTS IN
                         "FRANKIE AND ANGIE GET MARRIED"

         For and in consideration of the right to receive certain royalties (the "Royalty Consideration") offered to me simultaneously herewith by On Stage Entertainment, Inc., a Nevada corporation (herein called the "Assignee"),

         I, Richard S. Kanfer, residing at 4201 S. Decatur # 2197-15, City of Las Vegas, State of Nevada, do hereby unconditionally sell, transfer, assign and set over unto the Assignee all my right, title and interest in and to a certain play entitled "Frankie and Angie Get Married" (herein called the "Play"), including (but not by way of limitation) (a) the copyright therein, and (b) any and all moneys now or hereafter due me therefrom except for the Royalty Consideration.

         The Assignee shall have the unconditional right at any time hereafter to sell, license or otherwise dispose of any and all rights in the Play, and to retain the entire proceeds thereof for its exclusive benefit except for the Royalty Consideration. Notwithstanding the foregoing, any sale, license or other disposal shall be subject to the Royalty Consideration and credits referred to below and the Assignee shall continue to be responsible for assuring that the Royalty Consideration is paid and continues to be paid and that the credits referred to below are given. Additionally, in the event of any proposed sale of all of Assignee's rights in the Play, Kanfer shall have a first right of refusal to acquire back such rights on the same terms and conditions proposed. In this regard, prior to (and as a condition of) the proposed conveyance of such rights other than to Kanfer, Assignee shall first give Kanfer notice in writing stating the terms upon which Assignee intends to transfer said rights along with the name, owners, and representatives of such party, and giving Kanfer sixty (60) days to accept or reject the terms offered to such other party which respect to such disposal. If Kanfer does not accept such offer within such sixty (60) day period, Assignee shall then be permitted to enter into an agreement allowing such other party to acquire such right under the same terms offered to Kanfer provided the terms of such agreement are in writing and such agreement is signed and a copy given to Kanfer within sixty (60) days of the rejection or expiration of the offer to Kanfer. If such written agreement is not entered into with a copy to Kanfer within such period, Assignee shall not enter into any such arrangement with that party or any other party without first again going through the above procedure giving Kanfer his first right of refusal.

         Assignee agrees to pay Kanfer, in perpetuity, a Royalty Consideration to me in an amount equal to 3% of the gross receipts, if any, actually received by the Assignee for performances of the Play in productions that are open to the general public. A production that is performed for a company event is not open to the general public. Assignee will pay Kanfer the Royalty Consideration at the end of each of Assignee's fiscal quarters.

         It is agreed that Kanfer shall be given credits as follows which credits shall be prominently displayed on all materials, including programs, handed out at the Play and signs, posters and other materials displayed in connection with the Play, including any theater, showroom or casino marquis. In addition, credits will be given to Kanfer at each venue, and in all sales, advertising and promotional materials relating to the Play on the same terms and conditions as other credits are given, if any. The credit to be given will be substantially in the form set forth below:

         "Frankie and Angie Get Married" was created and written by Richard S. Kanfer.

         In the event that Assignee inadvertently fails to give Kanfer the aforementioned credit(s), Kanfer agrees the same will not be a material breach of this Assignment of Rights, provided Assignee cures the same within forty-five
(45) days of written notice from Kanfer specifically notifying Assignee of its inadvertent failure thereof.

         To induce the Assignee to accept this assignment, I hereby represent and warrant (a) that I wrote all the scripted portions of the Play and the related materials; (b) that the Play and its related materials are protected under the common law of copyrights and/or can be duly registered for copyright in the United States Copyright Office; (c) that I am the sole and exclusive owner of the copyright and all rights in the Play herein assigned; (d) that such copyrights and rights are in all respects free, clear and unencumbered; (e) that I have made no commitment with respect to the Play that may or will impair the Assignee's rights hereunder; and (f) that I have the full power and authority to make this assignment.

         I agree to take any and all steps to execute, acknowledge and deliver to the Assignee any and all further documents that may be necessary or desirable to effectuate this assignment.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of December, 1996.

                                                --------------------------------
                                                Richard S. Kanfer

Accepted and agreed to:

On Stage Entertainment, Inc.


By:      David Hope
Its:     President
Date:    December 30, 1996

                             ASSIGNMENT OF RIGHTS IN
                            "WAKE UP SHAMUS O'REILLY"

         For and in consideration of the right to receive certain royalties (the "Royalty Consideration") offered to me simultaneously herewith by On Stage Entertainment, Inc., a Nevada corporation (herein called the "Assignee"),

         I, Richard S. Kanfer, residing at 4201 S. Decatur # 2197-15, City of Las Vegas, State of Nevada, do hereby unconditionally sell, transfer, assign and set over unto the Assignee all my right, title and interest in and to a certain play entitled "Wake Up Shamus O'Reilly" (herein called the "Play"), including (but not by way of limitation) (a) the copyright therein, and (b) any and all moneys now or hereafter due me therefrom except for the Royalty Consideration.

         The Assignee shall have the unconditional right at any time hereafter to sell, license or otherwise dispose of any and all rights in the Play, and to retain the entire proceeds thereof for its exclusive benefit except for the Royalty Consideration. Notwithstanding the foregoing, any sale, license or other disposal shall be subject to the Royalty Consideration and credits referred to below and the Assignee shall continue to be responsible for assuring that the Royalty Consideration is paid and continues to be paid and that the credits referred to below are given. Additionally, in the event of any proposed sale, of all of Assignee's rights in the Play, Kanfer shall have a first right of refusal to acquire back such rights on the same terms and conditions proposed. In this regard, prior to (and as a condition of) the proposed conveyance of such rights other than to Kanfer, Assignee shall first give Kanfer notice in writing stating the terms upon which Assignee intends to transfer said rights along with the name, owners, and representatives of such party, and giving Kanfer sixty (60) days to accept or reject the terms offered to such other party which respect to such disposal. If Kanfer does not accept such offer within such sixty (60) day period, Assignee shall then be permitted to enter into an agreement allowing such other party to acquire such right under the same terms offered to Kanfer provided the terms of such agreement are in writing and such agreement is signed and a copy given to Kanfer within sixty (60) days of the rejection or expiration of the offer to Kanfer. If such written agreement is not entered into with a copy to Kanfer within such period, Assignee shall not enter into any such arrangement with that party or any other party without first again going through the above procedure giving Kanfer his first right of refusal.

         Assignee agrees to pay Kanfer, in perpetuity, a Royalty Consideration in an amount equal to 3% of the gross receipts, if any, actually received by the Assignee for performances of the Play in productions that are open to the general public. A production that is performed for a company event is not open to the general public. Assignee will Kanfer the Royalty Consideration at the end of each of Assignee's fiscal quarters.

         It is agreed that Kanfer shall be given credits as follows which credits shall be prominently displayed on all materials, including programs, handed out at the Play and signs, posters and other materials displayed in connection with the Play, including any theater, showroom or casino marquis. In addition, credits will be given to Kanfer at each venue, and in all sales, advertising and promotional materials relating to the Play on the same terms and conditions as other credits are given, if any. The credit to be given will be substantially in the form set forth below:

         "Wake Up Shamus O'Reilly" was created and written by Richard S. Kanfer.

         In the event that Assignee inadvertently fails to give Kanfer the aforementioned credit(s), Kanfer agrees the same will not be a material breach of this Assignment of Rights, provided Assignee cures the same within forty-five
(45) days of written notice from Kanfer specifically notifying Assignee of its inadvertent failure thereof.

         To induce the Assignee to accept this assignment, I hereby represent and warrant (a) that I wrote all the scripted portions of the Play and the related materials; (b) that the Play and its related materials are protected under the common law of copyrights and/or can be duly registered for copyright in the United States Copyright Office; (c) that I am the sole and exclusive owner of the copyright and all rights in the Play herein assigned; (d) that such copyrights and rights are in all respects free, clear and unencumbered; (e) that I have made no commitment with respect to the Play that may or will impair the Assignee's rights hereunder; and (f) that I have the full power and authority to make this assignment.

         I agree to take any and all steps to execute, acknowledge and deliver to the Assignee any and all further documents that may be necessary or desirable to effectuate this assignment.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of December, 1996.

                                                     /s/ Richard S. Kanfer
                                                     --------------------------
                                                     Richard S. Kanfer

Accepted and agreed to:

On Stage Entertainment, Inc.


By:      David Hope
Its:     President
Date:    December 20, 1996

                                                                       EXHIBIT D


                           Kanfer Employment Agreement
                           ---------------------------

                              EMPLOYMENT AGREEMENT

                                       for

                                 RICHARD KANFER


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 10th day ofSeptember, 1996, by and between ON STAGE ENTERTAINMENT, INC., a Nevada corporation ("Company"), and RICHARD KANFER, an individual ("Kanfer").


                                    RECITALS

         A. The Company desires to be assured of the association and services of Kanfer for the Company.

         B. Kanfer is willing and desires to be employed by the Company, and the Company is willing to employ Kanfer, upon the terms, covenants and conditions hereinafter set forth.


                                    AGREEMENT

         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS ALONG WITH THE MUTUAL PROMISES AND UNDERSTANDINGS HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

1. RECITALS. The above-listed Recitals are incorporated into this Agreement in their entirety and expressly made a part hereof.

2. EMPLOYMENT. The Company hereby employs Kanfer as the Vice President of Sales, Corporate Events and Limited Engagements of ON STAGE ENTERTAINMENT, INC., subject to the supervision and direction of the Company's President or such person(s) designated by the Board for that purpose.

3. TERM. Unless sooner terminated or extended as provided herein, the term of this Agreement shall commence on the date hereof and shall continue through and include December 31, 1998 (the "Term"). However, it should be noted that Kanfer's obligation in Sections 6, 7.3, 7.5 and 8, as well as the Company's obligations in Section 7.2, below, will continue in effect even after the termination of this Agreement, whether the same be caused by the natural elapse of time or otherwise.

4.       COMPENSATION; REIMBURSEMENT.

         4.1 Base Salary. For all services rendered by Kanfer under this Agreement, the Company shall pay Kanfer an annual base salary of One Hundred and Ten Thousand Dollars ($110,000.00) per annum, payable every other week in 26 equal installments ("Base Salary").

         4.2 Signing Bonus. Kanfer shall receive a one-time "signing bonus" of Ten Thousand Dollars ($10,000.00) upon the execution of this Agreement.

         4.3 Salary Bonus. Kanfer will be entitled to an annual bonus to be paid in accordance with Schedule "A" ("Bonus"). Actual payment of said Bonus will be made at the same time that all other corporate bonuses are paid, which is likely to be within thirty (30) days of the date the Company publishes its financial accounts for the year, but in no event shall said Bonus be paid later than April 15th of any respective year.

         4.4 Additional Benefits. In addition to the Base Salary and Bonus, Kanfer shall receive the following benefits during the period for which Kanfer is employed by the Company:

                  4.4.1 Automobile Allowance: The Company shall reimburse Kanfer his actual costs associated with purchasing or leasing one (1) vehicle for Company use, up to Five Hundred Dollars ($500.00) per month.

                  4.4.2 Medical/Dental Coverage: Until such time as the Company at its own discretion implements a Company wide Medical/Dental policy, the Company will reimburse Kanfer his actual cost of his Medical/Dental policy currently in effect up to Three Hundred Fifty Dollars ($350.00) per month. At such time as the Company implements a Company wide Medical/Dental policy, Kanfer will be provided with such coverage under said policy which is commensurate with executives of similar status (i.e. Vice President) in lieu of the aforementioned monthly reimbursement.

                  4.4.3 Relocation Allowance: The Company will reimburse Kanfer for all actual out-of pocket moving/relocation/transportation expenses reasonably incurred by him in connection with his relocation to the Company's headquarters, up to a maximum of $5,000.

                  4.4.4 Housing Allowance: The Company will pay the actual cost of temporary housing for Kanfer for the first three (3) months of his employment, up to a maximum allowance of $1,000 per month.

                  4.4.5 Expense Reimbursement: The Company shall reimburse Kanfer for those expenses incurred by him in connection with the performance of the duties on behalf of the Company that are in accordance with the Company's expense reimbursement procedures then in place; that such expenses are reasonable for an executive of Kanfer's status and are appropriately documented.

                  4.4.6 Stock Options. As of the date of the execution of this Agreement, the Company agrees to reserve for Kanfer an option to purchase thirty-six thousand (36,000) shares of the Company under the Company's 1996 Stock Option Plan, contingent upon Kanfer's continued employment with the Company ("Options"). The Options shall only accrue and/or vest during the period in which Kanfer is actually employed by the Company. In the event that Kanfer leaves the employ of the Company, he shall only be entitled to those Options which have vested at that time, and shall not be entitled to the remaining balance of the Options which the Company reserved for Kanfer. The rate at which the Options will vest is as follows:

               (1)  12,000 on first anniversary date of Kanfer's employment; and

               (2)  12,000 on second anniversary date of Kanfer's employment;
                    and

               (3) Remaining 12,000 on the third anniversary date of Kanfer's employment.

5. SCOPE OF DUTIES.

         5.1 Assignment of Duties. Kanfer shall have such duties as may be assigned to him from time to time by the Company's President, commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 2, above. Such duties shall be exercised subject to the control and supervision of the President.

         5.2 Kanfer's Devotion of Time. Kanfer hereby agrees to devote his full-time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and development of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity.

         5.3  Conflicting Activities.

                  5.3.1 Kanfer shall not, during the Term, be engaged in any other business activity, regardless of whether such activity is or may be competitive with the business of the Company, without the prior written consent of the Board or such person(s) designated by the Board for that purpose; provided, however, that this restriction shall not be construed as preventing Kanfer from being a director of, or investing his personal assets in passive investments in, business entities which are not in competition with the Company or any of its affiliates, or from pursuing business opportunities as permitted by paragraph 5.3.2, below.

                  5.3.2 Kanfer hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Kanfer discover a business opportunity, whether or not such business opportunity is related to the business of the Company, he shall first offer such opportunity to the Company. In the event that the Board of Directors of the Company elects not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed thirty (30) days, then Kanfer may develop the business opportunity for himself, provided, however, that such development may in no way conflict or interfere with the duties owed by Kanfer to the Company under this Agreement. Further, Kanfer may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. Notwithstanding anything contained herein to the contrary, Kanfer may passively invest in publicly traded stocks, bonds or other securities, provided that those investments do not conflict with activities competitive with or are adverse to the business or welfare of the Company, and that such passive investments are not to the extent that Kanfer beneficially owns Ten Percent (10%) or more of any other company.

6. CONFIDENTIALITY OF TRADE SECRETS AND OTHER MATERIALS.

         6.1 Trade Secrets and Confidential Information. Kanfer agrees not to disclose to others, or take or use for his own purposes or the purposes of others, during or after his employment, any trade secrets, confidential information, knowledge, data or the like that Kanfer acquires during the term of this Employment Agreement. Kanfer agrees that these restrictions shall also apply to (a) information, knowledge, trade secret, data or know-how belonging to third parties in the Company's possession; and (b) information, knowledge, trade secret, or data received, originated, discovered or developed by Kanfer during the term of this Agreement. Kanfer recognizes that this obligation applies not only to technical information, but also to any business, financial or marketing information that the Company treats as confidential. Any information of the Company which is not readily available to the public shall be considered to be a trade secret unless the Company advises Kanfer otherwise in writing.

         6.2 Ownership of Trade Secrets; Assignment of Rights. Kanfer hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Kanfer shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Kanfer hereby assigns to the Company any rights which he or she may have in any such trade secret or proprietary information.

         Kanfer agrees that for a period of two (2) years immediately following his termination (voluntary or with cause) with the Company, he shall not interfere with the business of the Company by inducing an employee or associate to leave the Company, or by inducing a consultant or other independent contractor to sever that person's relationship with the Company, or disrupting the Company's relationships with customers, agents, representatives or vendors.

         6.3 Non-Solicitation of Company's Employees or Independent Contractors. During the term of this Agreement and for a period of two (2) years thereafter, Kanfer specifically agrees not to solicit or encourage or cause others to solicit or encourage any full-time employees, impersonators and/or any other administrative or managerial personnel, to terminate their employment with the Company.

7. TERMINATION.

         7.1      Basis for Termination.

                  7.1.1 Kanfer's employment hereunder may be terminated at any time by mutual agreement of the parties.


                  7.1.2 This Agreement shall automatically terminate on the last day of the month in which Kanfer dies or becomes permanently incapacitated. For purposes of this paragraph, "permanent incapacity" shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Director's, either Kanfer's regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Kanfer unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Kanfer shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Kanfer is permanently incapacitated and so notifies Kanfer based upon certification of the same by a licensed physician.

                  7.1.3 Kanfer's employment may be terminated by the Company "with cause," effective upon delivery of written notice to Kanfer given at any time (without any necessity for prior notice) if any of the following shall occur:

                           (a) In the event Kanfer's division fails to meet the
                  minimum budgetary targets during any calendar quarter computed on a four quarter cumulative basis and/or cumulative yearly total beginning in 1997 as set forth in Schedule "B" attached hereto and incorporated herein by reference; or

                           (b) A material breach of this Agreement by Kanfer,
                  which breach has not been cured within thirty (30) days after a written demand for such performance is delivered to Kanfer by the Company that specifically identifies the manner in which the Company believes that Kanfer has breached this Agreement; or

                           (c) Any material acts or events which inhibit Kanfer
                  from fully performing his responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Kanfer's lack of honesty or Kanfer's moral turpitude; (iii) drug or alcohol abuse; or
                  (iv) acts of dishonesty, gross carelessness or gross misconduct.

         7.2 Payment Upon Termination. Upon termination under paragraph 7.1, the Company shall pay to Kanfer within 10 days after termination an amount equal to the sum of (a) Kanfer's Base Salary accrued to the date of termination; (b) any Bonus accrued to date of termination for sales receipts that have been collected; and (c) unreimbursed expenses accrued to the date of termination. The Company shall pay Kanfer any Bonus amount(s) Kanfer may be entitled to hereunder for events and shows procured and contracted by Kanfer's division on behalf of the Company during the term of his employment, which the Company had not been paid on as of the termination date, and will remit the same to Kanfer within thirty (30) days of Company's actual receipt of the contracted amount. After any such termination, the Company shall not be obligated to compensate Kanfer, his estate or representatives except for the forgoing compensation then due and owing, nor provide benefits to Kanfer described in Section 4, above (except as provided by law).

         7.3 Return of Company Records. In the event of the termination of this Agreement for any reason, Kanfer agrees to deliver promptly to the Company all equipment, notebooks, documents, memoranda, reports, files, books, and the like, relating to the Company's business, which are or have been in his possession or under his control.

         7.4 Dismissal from Premises. At the Company's option, Kanfer shall immediately leave the Company's premises on the date notice of termination is given by Kanfer.

         7.5 Unfair Competition after Termination. Because of his employment by the Company, Kanfer will have access to trade secrets and confidential information about the Company, its products, its customers and its methods of doing business. Kanfer agrees that for a period of two (2) years after termination of his employment he will not directly compete with Company in the field of producing and/or creating live production shows. It is understood and agreed upon that direct competition means the design, development, production, promotion, presentation, or sale of products or services which are or could be considered a derivative of the Company's Shows "Legends in Concert", "Frankie & Angie Get Married" or "Wake Up Shamus O'Reilly" and any Shows within the gaming casino market. Kanfer further agrees that he will not directly or indirectly disclose to any third person any confidential information or trade secrets, including, but not limited to customer lists, as to which he gained knowledge during the term of his employment.

8. INJUNCTIVE RELIEF.

         The Company and Kanfer hereby acknowledge and agree that any breach or default under Section 6 or 7, above, will cause damage to the Company in an amount which is difficult, if not impossible, to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 7 above.

9. MISCELLANEOUS.

         9.1 Kanfer's Right to "Put" Vested Shares. Upon termination of this Agreement, either by the natural passage of time or at any time and for any reason precedent thereto, Kanfer will have the option to "put" (re-convey) to the Company the 55,000 shares that were issued to him in connection with the merger of Interactive Events, Inc. with On Stage Entertainment, Inc. In exchange for the return of said 55,000 shares, the Company hereby agrees to do the following: (i) pay Kanfer $100 as good an valuable consideration therefore; and
(ii) relieve Kanfer of his obligations contained herein that heretofore prohibited Kanfer to compete with the Company by allowing Kanfer to solicit, contact and otherwise provide services to his clients precedent to is employ with the Company. Notwithstanding the above, Kanfer shall expressly not be relieved of his obligation not to complete with the Company by: (i) booking any look-alike or other show containing impersonators; or (ii) booking any show within the main showroom of any casino. In the event Kanfer elects to exercise his right to put said shares to the Company in return for the right to compete with the Company as set forth above, nothing contained herein shall be deemed as a waiver of the Company's right to prohibit Kanfer, for a twelve (12) month period from the date Kanfer elects to exercise his right herein, from soliciting, providing services for, or otherwise competing with the Company via contacting the Company's clients, which clients specifically include, but are not limited to those that had contact with the Company, before, during and after the effective termination date of this Agreement. It should be noted, however, that if Kanfer should elect to exercise his right to put his shares on the Company that the Company would continue to own Interactive Events, Inc.

         9.2 Transfer and Assignment. This Agreement is personal to Kanfer and shall not be assigned or transferred without the prior written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective pretermitted heirs, personal representatives, successors and assigns.

         9.3 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provisions illegal, inoperative, unenforceable or invalid in any other case or of rendering any other provisions of this Agreement illegal, inoperative, unenforceable or invalid. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

         9.4 Governing Law. This Agreement is made under and shall be construed in accordance with the laws of the State of Nevada.

         9.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of the parties with respect to the subject matter hereof and supersedes all prior or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or be held liable for any alleged statement no so set forth herein.

         9.6 Modification. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties to be bound by any such modification, amendment, supersession, cancellation or waiver.

         9.7 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

         9.8 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

         9.9 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         9.10 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Kanfer and the Company.

         9.11 Right to Set-Off. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due Kanfer hereunder the amount of any outstanding loan or advance from the Company to Kanfer.

         9.12 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24 hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage pre-paid and registered or certified with a return receipt requested. The address of the parties for the receipt of notice shall be as follows:

                  PARTY                     ADDRESS
                  -----                     -------

                  Company                   ON STAGE ENTERTAINMENT, INC.
                                            4625 W. NEVSO, SUITE 10
                                            LAS VEGAS, NEVADA  89103
                                            ATTN:  CHRISTOPHER R. GROBL, ESQ.

                  Kanfer                    RICHARD KANFER
                                            4201 SOUTH DECATUR, APT. 2197-15
                                            LAS VEGAS, NEVADA 89103

         Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided for above.

         9.13 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by Kanfer and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.


By:      /s/ David Hope                     By:    /s/ Richard Kanfer
         -----------------                         -------------------------
         David Hope                                Richard Kanfer, an individual
         President
         On Stage Entertainment, Inc.


                               Schedule A -- Bonus

--------------------------------        ---------------------------       ----------------------------
1996                                    1997                              1998
   SEPT - DEC        KANFER                 ANNUAL        KANFER              ANNUAL         KANFER
    PROFIT*           BONUS                PROFIT*        BONUS              PROFIT *        BONUS
--------------------------------        ---------------------------       ----------------------------
         200,000           1,583               680,000        4,750             1,200,000        4,750
         225,000           3,167               765,000        9,500             1,350,000        9,500
         250,000           6,333               850,000       19,000             1,500,000       25,000
         275,000           7,917               935,000       23,750             1,650,000       30,000
         300,000           9,500             1,020,000       28,500             1,800,000       35,000
         325,000          11,083             1,105,000       33,250             1,950,000       40,000
         350,000          12,667             1,190,000       38,000             2,100,000       45,000
         375,000          15,833             1,275,000       47,500             2,250,000       52,500
         400,000          19,000             1,360,000       57,000             2,400,000       57,000
         425,000          22,167             1,445,000       66,500             2,550,000       66,500
         450,000          25,333             1,530,000       76,000             2,700,000       76,000
         475,000          28,500             1,615,000       85,500             2,850,000       85,500
         500,000          31,667             1,700,000       95,000             3,000,000       95,000

* Profit
defined as
set forth in
the attached
Sales Plan.






         $31,667         250,000
         $95,000         850,000
         $95,000       1,500,000

             % OF             % OF
            TARGET           BONUS





             80%              5%
             90%             10%
            100%             20%
            110%             25%
            120%             30%
            130%             35%
            140%             40%
            150%             50%
            160%             60%
            170%             70%
            180%             80%
            190%             90%
            200%            100%


                  Schedule B -- Minimum Budgetary Requirements



For Quarter Ended          Minium Required Profit*         - or -      Cumulative Required Profit
         Mar-97           40,000                                                               40,000
         Jun-97           90,000                                                              130,000
         Sep-97          150,000                                                              280,000
         Dec-97          570,000                                                              850,000

         Mar-98                              300,000                                          300,000
         Jun-98                              200,000                                          500,000
         Sep-98                              350,000                                          850,000
         Dec-98                              650,000                                        1,500,000


* Profit defined as
set forth in the
attached Sales Plan.

